UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2010

Commission	Exact name of registrant as specified in its charter	State of	I.R.S. Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
     The Annual Meetings of Shareholders of WGL Holdings, Inc. and Washington Gas Light Company were held on March 4, 2010. Below are the matters voted upon at these meetings.
     WGL Holdings, Inc.
     The following individuals were elected to the Board of Directors of WGL Holdings, Inc.:

Director	Votes in Favor	Votes Withheld
Michael D. Barnes	34,993,588	505,077
George P. Clancy, Jr.	35,124,123	374,542
James W. Dyke, Jr.	35,120,884	377,781
Melvyn J. Estrin	34,986,295	512,370
James F. Lafond	35,138,400	360,265
Debra L. Lee	34,544,058	954,607
Terry D. McCallister	34,869,576	629,089
Karen Hastie Williams	34,047,540	1,451,126
     The shareholders ratified the appointment of Deloitte & Touche LLP, independent public accountants, to audit the accounts of WGL Holdings, Inc. for fiscal year 2010 by a vote of 42,817,306 in favor of the proposal and 1,604,689 against. There were 221,107 abstentions.
     The shareholders approved the adoption of the Directors’ Stock Compensation Plan, As Amended and Restated, by a vote of 27,777,004 in favor of the proposal and 7,108,409 against. There were 613,252 abstentions and 9,144,437 broker non-votes.
     A shareholder proposal to establish cumulative voting was defeated by a vote of 21,108,504 against the proposal and 13,892,041 in favor. There were 498,120 abstentions and 9,144,437 broker non-votes.
     Washington Gas Light Company
     The individuals listed above were elected to the Board of Directors of Washington Gas Light Company by a vote of 46,479,636 in favor of the proposal. There were no votes withheld.
     The shareholders ratified the appointment of Deloitte & Touche LLP, independent public accountants, to audit the accounts of Washington Gas Light Company for fiscal year 2010 by a vote of 46,479,636 in favor of the proposal. There were no votes opposed to this proposal.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: March 9, 2010	/s/ Mark P. O’Flynn Mark P. O’Flynn
Controller
(Principal Accounting Officer)